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                                                                     Exhibit 2.9

                       ASSET AND STOCK PURCHASE AGREEMENT

         This ASSET AND STOCK PURCHASE AGREEMENT (this "Agreement") is entered into on this 24th day of October, 2001, by and among IVG CORP., a Delaware corporation (the "Parent"), GMS ACQUISITION LLC, a Texas limited liability company (the "Acquisition Sub") and a wholly-owned subsidiary of the Parent, GROUP MANAGEMENT SERVICES, INC., formerly known as Four Contractors, Inc., an Ohio corporation (the "Company"), E. Michael Kahoe, an individual resident of the State of Ohio (hereinafter referred to as "Michael Kahoe") and James Kahoe, an individual resident of the State of Ohio (hereafter referred to as "James Kahoe"). Michael Kahoe and James Kahoe are sometimes referred to in this Agreement as the "Company Shareholders."

                                    RECITALS

         WHEREAS, the Company is in the business of owning and operating a professional employer organization (the "Business");

         WHEREAS, the Company Shareholders, as the sole shareholders of the Company and the beneficial owners and holders of record of 100% of the issued and outstanding capital stock of the Company, desire to sell the Business, and the Parent desires to acquire the Business, in a transaction that will result in the Parent owning a 90% interest in the Company and the Company Shareholders owning a 10% interest in the Company and 10,000,000 shares of common stock of the Parent;

         WHEREAS, in order to achieve the final ownership structure desired by the Parent and the Company Shareholders, subject to the terms and conditions hereof, the Parent, the Acquisition Sub, the Company and the Company Shareholders have agreed to enter into the following transactions:

         1. the Acquisition Sub will acquire from the Company substantially all of the assets of the Company (the "Asset Purchase");

         2. the Company will distribute to the Company Shareholders, in redemption of a portion of the common stock of the Company owned by the Company Shareholders, all of the consideration received by the Company in the Asset Purchase and certain other consideration (the "Redemption");

         3. the Company Shareholders will transfer to the Parent 90% of the then outstanding common stock of the Company and the Parent will transfer to the Company Shareholders 10,000,000 shares of common stock of the Parent and certain other consideration (the "Stock Transfer"); and

         4. the Parent will cause the Acquisition Sub to contribute, as a capital contribution, to the Company all of the assets acquired by the Acquisition Sub in the Asset Purchase (the "Contribution").

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         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquisition Sub, the Company and the Company Shareholders hereby agree as follows (In addition to the words and terms elsewhere defined in this Agreement, the words and terms set forth in this Agreement shall have the meanings ascribed to them in Article XII of this Agreement, and those definitions shall be equally applicable to both the singular and plural forms of any of the words and terms herein.):


                                    ARTICLE I

                        THE ASSET PURCHASE AND REDEMPTION

         SECTION 1.1 THE ASSET PURCHASE. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3.1), the Company will sell, transfer, assign, convey and deliver to Acquisition Sub, and Acquisition Sub will purchase, all right, title and interest of the Company in and to all of the assets of the Company constituting or used in the Business (other than the Excluded Assets, as defined in Section 1.2). The assets purchased hereunder specifically include the following assets, to the extent the Company is capable of transferring such assets without first obtaining the consent of a third party; PROVIDED, THAT, in the event any such third party consent is required with respect to any assets constituting or used in the Business, including the following assets to the extent such third party consent to the transfer has been previously obtained (such assets, specifically excluding the Excluded Assets, being collectively referred to as the "ASSETS"):

                    (a) EQUIPMENT. All space dividers and work cubicles, equipment, machinery, tools, office equipment, supplies, furniture, furnishings, leasehold improvements, goods and all other tangible personal property of every kind and description, wherever located, insofar as any of the foregoing relate to the Business (collectively, the "EQUIPMENT"). The Equipment includes, without limitation, all of the items listed in SCHEDULE 1.1(A) hereto.

                    (b) COMPUTER EQUIPMENT/SOFTWARE. All computer equipment, hardware and software used in the Business, including all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, servers, screens, peripherals (and other input/output devices), modems and other communication controllers, embedded devices and any and all parts and appurtenances thereto (collectively, the "COMPUTER EQUIPMENT/SOFTWARE"), together with all right, title and interest of the Company in, to and under all intellectual property used by the Company in the Business in the operation of such Computer Equipment/Software, including all software, all data files, all licenses related to the Company's use of such Computer Equipment/Software and all leases pursuant to which the Company leases any Computer Equipment/Software. The Computer Equipment/Software includes, without limitation, all of the items listed in SCHEDULE 1.1(B) hereto.

                    (c) VEHICLES. All automobiles, trucks, trailers, vans, rolling stock and other certificated vehicles of the Company used in the Business (collectively, the "VEHICLES") and described in SCHEDULE 1.1(C) hereto.

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                    (d) INTANGIBLE ASSETS. All right, title and interest of the
Company in, to and under all trademarks, trade names, service marks, labels, logos, copyrights, designs, trade secrets, technology, know-how, patents, data, licenses, franchises, distributorships, covenants by others not to compete, rights to telephone, facsimile, cellular telephone, pager, e-mail addresses, Internet domain names, web sites, and computer numbers and passwords, rights, other intellectual property created by, licensed by and/or used by the Company in the Business, privileges and any registrations or applications for registrations of the foregoing used in the conduct of the Business, and any right to recovery for infringement thereof (including past infringement) and any and all goodwill associated therewith or connected with the use thereof and symbolized thereby (together, the "INTANGIBLE ASSETS"). The Intangible Assets include, without limitation, all of the items listed on SCHEDULE 1.1(D) hereto.

                    (e) GOODWILL. The goodwill of the Business of the Company associated with the Intangible Assets or which is connected with the use of and symbolized by any of the Intangible Assets.

                    (f) CUSTOMER AND SUPPLIER DATA. All of the Company's customer, supplier and vendor lists, lists of potential customers, sales records (including pricing information and customer contractual status), other records, telephone and fax numbers, email addresses, and other customer, supplier and vendor data (including credit data) relating to the Business, and all publications and marketing material relating to the purchase of goods or the provision of services to the Company in connection with the Business.

                    (g) INSURANCE PROCEEDS AND WARRANTY RIGHTS. All insurance proceeds and insurance claims of the Company relating to all or any part of the Assets and, to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that the Company is entitled to enforce with respect to the Assets or the Business against the Company's predecessors in title to the Assets.

                    (h) PERMITS. All of the Company's permits, licenses and approvals relating to the Business or all or any part of the Assets, other than permits, licenses and approvals relating to the ownership or use of the Excluded Assets. The permits, licenses and approvals include, without limitation, the permits, licenses and approvals listed on SCHEDULE 1.1(H).

                    (i) BOOKS AND RECORDS. All of the Company's books, records, papers, files and instruments of whatever nature and wherever located that relate to the Business or the Assets or which are required or necessary in order for Acquisition Sub to conduct the Business from and after the Closing in substantially the same manner in which it is presently being conducted, including graphic materials, specifications, surveys, building and machinery diagrams, warranties, accounting and financial records, maintenance and production records, media, personnel and labor relations records, environmental records and reports, sales and marketing literature, brochures or other sales aids, catalogs, price lists, mailing lists, sales and property Tax records and returns, but specifically excluding income tax records and returns of the Company.

                    (j) OTHER INTANGIBLES. All right, title and interest of the Company in, to and under all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the Assets.

                    (k) MARKETABLE SECURITIES. All marketable securities of the Company, including, without limitation, all of those securities listed on
SCHEDULE 1.1(K).

                    (l) OTHER PROPERTY. All other or additional privileges, rights, interests, properties and assets of the Company, of every kind and description and wherever located, that are used or intended for use in connection with, or that are required or necessary to the continued conduct of, the Business as presently being conducted.

         SECTION 1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary herein, the Assets to be purchased by Acquisition Sub hereunder shall not include the following assets (collectively, the "EXCLUDED ASSETS"):

                    (a) PREPAID EXPENSES AND OTHER CURRENT ASSETS. All right, title and interest of the Company in and to all prepaid rentals, lease payments, refunds, Taxes (as defined in Section 4.12(d)), clearing accounts, other prepaid expenses, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets or the Business (collectively, the "PREPAID EXPENSES AND OTHER CURRENT ASSETS").

                    (b) CASH AND BANK ACCOUNTS. All bank accounts set forth on
SCHEDULE 1.2(B) hereto which relate to the Business (including all cash on deposit in such accounts and uncleared deposits in such accounts) (the "BANK ACCOUNTS"), the cash of the Company, all temporary cash investments and instruments representing same (other than marketable securities), and all other cash equivalents.

                    (c) ACCOUNTS RECEIVABLE. All accounts, consulting or other fees receivable of the Company and other rights of the Company to receive payment for goods and products sold, licensed or leased or for services rendered insofar as any of the foregoing relates to the Business, including those which are not evidenced by instruments or chattel paper, or whether or not they have been earned by performance or have been written off or reserved against as a bad debt or doubtful account in any financial statement, together with all instruments and all documents of title representing any of the foregoing, all rights to any merchandise or goods that any of the same represent, and all rights, title, security and guaranties in favor of the Company with respect to any of the foregoing, including any right of stoppage in transit (collectively, the "ACCOUNTS"). The Accounts include, without limitation, all of the Accounts listed in SCHEDULE 1.2(C) hereto.

                    (d) INVENTORY. All work in process or inventories, wherever located (pursuant to conditional sales agreements, consignment arrangements or in any bailment or otherwise), insofar as any of the foregoing relates to the Business, including raw materials, supply inventory, and office and other supplies (collectively, the "INVENTORY").

                    (e) CORPORATE RECORDS. The corporate seals, articles of incorporation, minute books, stock books, Tax returns or other records having to do with the corporate organization of the Company.

                    (f) RIGHTS UNDER THIS AGREEMENT. The rights which accrue or will accrue to the Company under this Agreement.

                    (g) OTHER EXCLUDED ASSETS. The assets listed on SCHEDULE 1.2(G) hereof.

                    (h) CONTRACTS. All right, title and interest of the Company in, to and under all contracts, arrangements, licenses, leases (including capital leases), and agreements (whether written or oral) related to or arising out of the Business, and all rights (including rights of adjustment, refund and offset relating thereto), privileges, deposits, sums of money due, claims, causes of action and options relating or pertaining to such contracts or any thereof insofar as any of the foregoing relates to the Business.

         SECTION 1.3 PURCHASE PRICE.

         Subject to the terms and conditions of this Agreement, the aggregate purchase price (the "PURCHASE Price") to be paid to the Company for the Assets at the Closing shall consist of (a) a promissory note of the Parent in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Demand Note"); (b) a convertible promissory note of the Parent in the amount of One Million Nine Hundred Sixty Three Thousand Dollars ($1,963,000), subject to adjustment under the terms thereof (the "Convertible Note"); and (c) a promissory note of the Parent in the amount of Two Million, Thirty Nine Thousand, Twenty Three Dollars and Twenty Six Cents ($2,039,023.26) (the "Note" and, together with the Convertible Note and the Demand Note, the "Notes"). The Notes shall be delivered to the Company at Closing and shall be substantially in the forms attached hereto as APPENDIX A, APPENDIX B and APPENDIX C, respectively.

         SECTION 1.4 TAX CONSEQUENCES. It is intended by the parties hereto that the Asset Purchase shall be treated as a disregarded transaction for federal income tax purposes.

         SECTION 1.5 THE REDEMPTION.

         (a) Immediately following the Asset Purchase, but prior to the Stock Transfer, the Company shall distribute to the Company Shareholders, in redemption for one share of common stock of the Company, in the aggregate and on a per share pro-rata basis between them (collectively, the "Redemption Shares"), each of the following (collectively, the "Redemption Consideration"):

                  (i)      the Demand Note;

                  (ii)     the Convertible Note;

                  (iii)    the Note;

                  (iv)     the Excluded Assets identified on Schedule 1.2(g);
                           and

                  (v)      the Accounts identified as items 8 and 9 on Schedule
                           1.2(c).

The Redemption Consideration shall be allocated between the Company Shareholders on a per share pro-rata basis.

         (b) At Closing, (i) the Company Shareholders shall endorse over and deliver to the Company the Redemption Shares, and (ii) the Company shall execute and deliver such documents and instruments as are necessary or appropriate to issue, distribute and transfer to the Company Shareholders, fully and completely, each of the items constituting the Redemption Consideration; PROVIDED, HOWEVER, THAT the Note shall be immediately returned and transferred back to the Company in consideration of the outstanding debt owed by the Company Shareholders to the Company and the Accounts identified as items 8 and 9 on
Schedule 1.2(c).

                                   ARTICLE II

                       THE STOCK TRANSFER AND CONTRIBUTION

         SECTION 2.1 THE STOCK TRANSFER. Immediately following the Redemption, but prior to the Contribution, the Company Shareholders, collectively and on a per share pro-rata basis between them, shall transfer to the Parent 90 shares of common stock of the Company (the "Company Shares"), and the Parent shall transfer to the Company Shareholders the Stock Transfer Consideration (as defined in Section 2.2(a) below). The Stock Transfer Consideration shall be allocated between the Company Shareholders on a per share pro-rata basis.

         SECTION 2.2 THE STOCK TRANSFER CONSIDERATION.

         (a) THE STOCK TRANSFER CONSIDERATION. The Stock Transfer Consideration shall consist of: (i) 10,000,000 shares of common stock, par value $0.0001 per share, of Parent (the "Fixed Parent Shares"), (ii) the contingent right to receive additional shares of common stock of Parent under the terms and conditions set forth in paragraph (c) of this Section 2.2 (the "Contingent Parent Shares"), and (iii) an option to purchase up to an additional 1,250,000 shares of common stock of the Parent (the "Option").

         (b) THE FIXED PARENT SHARES. At Closing, the Parent shall issue in the name of, and transfer to the Company Shareholders, an aggregate of ten million (10,000,000) shares of common stock of the Parent. Each Company Shareholder shall receive the number of Fixed Parent Shares set forth opposite his name on the signature page hereof.

         (c) THE CONTINGENT PARENT SHARES. If, on the first anniversary of the Closing Date (the "Anniversary Date"), the value of the Fixed Parent Shares, based on the average closing price of Parent's common stock for the 20 trading days prior to such Date, as quoted on the over-the-counter bulletin board or the principal exchange, if any, on which Parent's common stock is then listed or admitted for trading (the "Anniversary Price"), is less than $1,370,000 (such value being determined by multiplying 10,000,000 by the Anniversary Price), then, within five business days after the Anniversary Date, the Parent shall issue in the name of, and transfer to the Company Shareholders, additional shares of common stock of the Parent (the "Contingent Parent Shares") such that the aggregate value of the Fixed Parent Shares and the Contingent Parent Shares received by the Company Shareholders, based on the Anniversary Price, shall equal no less than $1,370,000. Michael Kahoe and James Kahoe shall be entitled to receive 51% and 49% respectively, of the Contingent Parent Shares.

         (d) THE OPTION. At Closing, the Parent and each of the Company Shareholders shall enter into Stock Option Agreements in forms mutually agreeable to the parties, pursuant to which Michael Kahoe and James Kahoe shall each have an irrevocable option (the "Option") to acquire 637,500 shares and 612,500 shares, respectively, of common stock of the Parent (the "Parent Option Shares") at a per share exercise price equal to the average closing price of the Parent's common stock as quoted on the over-the-counter bulletin board or the principal exchange, if any, on which Parent's common stock is then listed or admitted for trading, for the 20 trading days preceding the Closing Date. The Option shall be fully vested as of the Closing Date and shall be exercisable, from time to time, in whole or in part, at any time prior to the 5th anniversary of the Closing Date. The Company Shareholders, individually or jointly, shall have the right to assign any or all of their respective rights under such Option.

         (e) ANTIDILUTION ADJUSTMENTS. The Stock Transfer Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Shares or Company Shares), reorganization, recapitalization or other like change with respect to the common stock of the Parent occurring after the date hereof and prior to the Closing Date.

         SECTION 2.3 STOCK TRANSFER PROCEDURES. At Closing, (i) Parent shall deliver to the Company Shareholders the Fixed Parent Shares in accordance with
Section 2.2(b) and the Option in accordance with Section 2.2(d); and (ii) the Company Shareholders shall endorse over and deliver to the Parent the Company Shares.

         SECTION 2.4 THE CONTRIBUTION. Immediately following the Stock Transfer, the Parent shall cause the Acquisition Sub to contribute, as a capital contribution, the Assets to the Company. At Closing, the Parent shall cause the Acquisition Sub to execute and deliver such documents and instruments as may be necessary or appropriate to contribute to the Company, fully and completely, the Assets.

                                   ARTICLE III

                                   THE CLOSING

         Section 3.1 CLOSING. The consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304, at 10:00 a.m. Cleveland time, on October 31, 2001, or such other time, date and place as the parties may mutually agree (the "Closing Date").

         SECTION 3.2 ITEMS TO BE DELIVERED AT CLOSING. In addition to any other documents to be delivered under other provisions of this Agreement, at Closing:

         (a) In connection with the Asset Purchase,

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

                  (i) the Company shall deliver to Acquisition Sub: (A) a bill of sale for the Assets in a form mutually agreeable to the parties (the "BILL OF SALE"), executed by the Company; (B) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Acquisition Sub, each in form and substance reasonably satisfactory to Acquisition Sub and its legal counsel and executed by the Company; (C) Certificates of Good Standing for the Company in each jurisdiction in which the Company is organized, owns properties or in which the conduct of its Business requires it to qualify to do business as a foreign corporation and where the failure to so qualify would not have a material adverse effect on the Company; and (D) the certificates required by Sections 9.2(i), 9.2(ii) and 9.2(iii) hereof; and

                  (ii) the Acquisition Sub shall deliver to the Company: (A) the Demand Note; (B) the Convertible Note; (C) the Note; and (D) the certificates required by Sections 9.3(i) and 9.3(ii) hereof.

         (b) In connection with the Redemption,

                  (i) the Company Shareholders shall deliver to the Company the Redemption Shares, duly endorsed over to the Company; and

                  (ii) the Company shall distribute to the Company Shareholders the Redemption Consideration and an Assignment and such other instruments of transfer and conveyance as may be reasonably necessary or appropriate, each in a form reasonably satisfactory to the Company Shareholders, the Company and the Parent, to cause the transfer of the Redemption Consideration to the Company Shareholders.

         (c) In connection with the Stock Transfer,

                  (i) the Company Shareholders shall deliver to the Parent: (A) the Company Shares duly endorsed over to the Parent; (B) a Release in a form mutually agreeable to the parties, duly executed by the Company Shareholders (the "Release") and (C) the employment agreements referred to in Section 7.7 hereof duly executed by each of the Employees thereto (as defined therein); and

                  (ii) the Parent shall deliver to the Company Shareholders: (A) the Fixed Parent Shares duly issued by the Parent in the name of the Company Shareholders; (B) the Stock Option Agreements duly executed on behalf of the Parent; (C) the Release duly executed on behalf of the Parent, (D) the employment agreements referred to in Section 7.7 hereof duly executed on behalf of the Company; and (E) evidence reasonably satisfactory to the Company Shareholders of the Parent's satisfaction of its obligation under Section 7.11 hereof to expand its Board of Directors by one member and to appoint Michael Kahoe to such vacancy.

         (d) In connection with the Contribution, the Acquisition Sub shall deliver to the Company such deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may necessary or appropriate to transfer the Assets to the Company, each in form and substance reasonably satisfactory to the Company, duly executed on behalf of the Acquisition Sub.

         (e) The Bill of Sale, Release, Demand Note, Convertible Note, Note and other documents to be executed and delivered by any one or more of the parties hereto in connection herewith are collectively referred to as the "TRANSACTION AGREEMENTS."

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and each of the Company Shareholders hereby jointly and severally represent and warrant to each of Acquisition Sub and Parent as follows, all of which representations and warranties, unless specifically stated otherwise, are true as of the date hereof, shall be true and correct at Closing, and shall survive the Closing as set forth in this Agreement:

         SECTION 4.1 ORGANIZATION AND STANDING The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has all requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties and assets it now owns, operates and leases and to carry on its Business and operations as currently and heretofore conducted, except where the failure to possess an Approval would not have a material adverse effect on the Company. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on the Company. SCHEDULE 4.1 sets forth a true and complete list of all jurisdictions in which the Company is presently doing business. The Company has no subsidiaries and owns no equity interests, direct or indirect, in any corporation, partnership, joint venture or other business entity (other than the Marketable Securities).

         SECTION 4.2 ORGANIZATIONAL DOCUMENTS AND CORPORATE RECORDS.

         (a) The Company has heretofore made available to Parent true and complete copies of the Articles of Incorporation and Code of Regulations of the Company, as currently in effect. The minute books of the Company have been made available to Parent for its inspection. The Company is not in violation of any of the provisions of its Articles of Incorporation or Code of Regulations. There are no dissenters' rights provided for in any provision of the Company's Articles of Incorporation or Code of Regulations or in any resolution of the Company's Board of Directors. The stock books and ledgers of the Company have been made available to Parent for its inspection, and such books and ledgers are complete and correct in all material respects.

         (b) The Company has made available to Parent all accounting, corporate and financial books and records (the "Accounting Books and Records") which relate to the Business of the Company, and such books and ledgers accurately reflect all matters referred to therein.

         SECTION 4.3 AUTHORITY; SHAREHOLDER APPROVAL; TAKEOVER LAWS.

         (a) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby, subject only, with respect to the Asset Purchase, to the approval and adoption of this Agreement by the Company

Shareholders, in accordance with the OGCL and the Company's Articles of Incorporation and Code of Regulations. The Company Shareholders each have the full legal right, power and authority to enter into this Agreement. All corporate proceedings on the part of the Company which are necessary to execute, deliver and perform this Agreement and Transaction Agreements to which it is or will be a party, and to consummate the transactions contemplated hereby and thereby, have been duly authorized and taken. This Agreement has been, and the Transaction Agreements to which the Company is or will be a party will have been at Closing, duly authorized, executed and delivered by the Company.

         (b) Following the approval and adoption of this Agreement by the Company Shareholders and assuming due authorization, execution and delivery by Parent and Acquisition Sub, as applicable, this Agreement and the Transaction Agreements are, or when executed and delivered by the Company and Company Shareholders (as applicable) will constitute, valid and binding obligations of the Company and the Company Shareholders and shall be enforceable against the Company and the Company Shareholders in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

         SECTION 4.4 CAPITALIZATION. The authorized capital stock of the Company consists of 1000 shares of common stock, no par value, 100 of which are issued and outstanding as of the date hereof and are owned, and have been owned since the date set forth on SCHEDULE 4.4, by the Company Shareholders in the amounts set forth on SCHEDULE 4.4 free and clear of all liens other than standard state and federal securities laws private offering restrictions; PROVIDED, HOWEVER, THAT prior to Closing the Company intends to carry out a stock dividend on a 1 share for each 100 shares outstanding basis. The Company has no other class of capital stock authorized or outstanding. None of the Company's shares of capital stock have been reserved for any purpose. The Company Shares are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no (i) options, warrants, calls, commitments, or rights of any character to purchase or otherwise acquire shares of its capital stock of any class issued or outstanding, (ii) outstanding securities of the Company that are convertible into or exchangeable or exercisable for any other security, (iii) options, warrants or other rights to purchase any such convertible or exchangeable securities, (iv) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or transfer of any capital stock of the Company, nor (v) options, warrants or rights, pursuant to which, in any of the foregoing cases, the Company is or would be subject or bound. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any securities of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity other than endorsements of negotiable instruments. Each Company Shareholder represents and warrants that he is a party to no shareholders' agreements, buy-sell agreements, voting agreements, rights of first refusal or other agreements, commitments, understandings or arrangements of any kind relating to the Company Shares. There is no liability for dividends accrued but unpaid on any Company Shares.

         SECTION 4.5 CONSENTS AND APPROVALS; NO VIOLATION.

         (a) Except as set forth in SCHEDULE 4.5, neither the execution and delivery of this Agreement and the Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will (i) conflict with any provision of the Articles of Incorporation or Code of Regulations of the Company, (ii) violate any Law or any restriction imposed by any Governmental Authority which is applicable to the Company, or by which any of the Company's Business, properties or assets are bound or affected, nor (iii) violate, breach, or conflict with, or constitute a default (or give rise to any right of termination, cancellation or acceleration of any obligation to pay or result in the imposition of any Encumbrance upon any of its property) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, Encumbrance, contract, Permit, Order or other instrument or obligation to which the Company is a party or by which any of the Company's Business, properties or assets are bound or affected.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority. Except as set forth on SCHEDULE 4.5, to the knowledge of the Company or the Company Shareholders, the consummation of the transactions contemplated hereby will not have a material adverse effect on any contract, right, license, franchise, lease, Permit or agreement, Order, Encumbrance or other obligation that has been granted to the Company or by which the Company or its Business, properties or assets are bound or affected.

         SECTION 4.6 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no material liabilities arising from or relating to its Business and operations of any nature (whether asserted or unasserted, known or unknown, absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) other than as disclosed in the audited financial statements of the Company for the year ended December 31, 2000 and any and all liabilities or obligations incurred since December 31, 2000 were incurred in the ordinary course of business and consistent with past practices.

         SECTION 4.7 FINANCIAL STATEMENTS; ABSENCE OF CERTAIN CHANGES OR EVENTS.

         (a) The audited financial statements of the Company for the years ending December 31, 1999 and 2000 were previously delivered to Parent. All such financial statements (including, in each case, any related notes or schedules thereto) were prepared in accordance with GAAP, applied on a consistent basis throughout and between the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

         (b) Since December 31, 2000, (i) the Company has operated its Business in the usual and ordinary course consistent with past practice, has not sold or otherwise disposed of any assets (other than the sale of inventory or collection of receivables in the ordinary course of its business) with an aggregate value of $100,000 or more, and has not declared or paid any dividends or made any other distributions on its capital stock or repurchased or agreed to repurchase any of its capital stock; (ii) there has been no material adverse change in the

Business, results of operations, assets (other than any dimunition in value of the Marketable Securities), liabilities, financial condition or prospects of the Company; (iii) the Company has not incurred any material damage, destruction or loss (whether or not covered by insurance) to its owned or leased property or assets; (iv) there have not been any amendments or changes in the Articles of Incorporation or Code of Regulations of the Company that were not properly documented in the Company's minute book; (v) no Encumbrance has been created upon property of the Company; (vi) there has not been any change by the Company in its accounting methods, principles or practices; (vii) there has not been any revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; and (viii) the Company has not paid or discharged any material lien or liability which was not either shown on its December 31, 2000 balance sheet or incurred in the ordinary course of business after December 31, 2000.

         SECTION 4.8 COMPLIANCE WITH LAWS AND PERMITS.

         (a) The Business and operations of the Company have been conducted and are now being conducted in all material respects in compliance with all Laws and Orders of all Governmental Authorities having jurisdiction over the Company and with all Permits relating to any of its properties or applicable to its Business.

         (b) The Company possesses all Permits necessary to own and operate its property and assets and to conduct its Business as it is currently conducted. Such Permits are valid, subsisting in full force and effect, and the Company has fulfilled its material obligations under each of the Permits, and to the knowledge of the Company, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a default or violation under any of the Permits or would permit revocation or termination of any of the Permits. No proceeding which might involve the revocation or termination of any such Permits is pending or, to the knowledge of the Company or the Company Shareholders, threatened.

         (c) The Company has made all filings and received all approvals relating to the Permits which are necessary in order for the Company to legally and validly own and operate its property and assets and to conduct the Company's Business.

         SECTION 4.9 LITIGATION AND ARBITRATION. Except as set forth on SCHEDULE 4.9, no claim, action, cause of action, suit, proceeding, inquiry, investigation or Order ("Proceeding") by or before any Governmental Authority, administrative body or arbitration or mediation panel is pending or, to the knowledge of the Company or the Company Shareholders, threatened, against the Company. No order of any Governmental Authority, arbitrator or mediator is outstanding against the Company, its Business, operations or assets. The Company and the Company Shareholders have no knowledge of any fact or circumstance which could reasonably be expected to result in any other material claim, action, cause of action, suit, proceeding, inquiry, investigation or Order being filed against the Company.

         SECTION 4.10 BROKERS AND FEES. Except as set forth on SCHEDULE 4.10, neither the Company nor any Company Shareholder has an obligation to pay any broker, finder, investment banker, financial advisor, attorney or similar fee in connection with this Agreement or the other documents or agreements contemplated hereby or the transactions contemplated hereby or thereby.

         SECTION 4.11 TERRITORIAL RESTRICTIONS. The Company is not restricted by any agreement or understanding with any third party or by any writs, judgments or orders of any judicial or administrative body from carrying on or competing with any business anywhere in the world.

         SECTION 4.12 TAXES.

         (a) The Company has timely filed all tax and information returns required to be filed by it pursuant to applicable federal, state, local and foreign law. All such returns accurately reflect the matters referred to therein. The Company has paid, or made adequate provision for the payment of, all taxes for which the Company is or may become liable for payment, insofar as such taxes are, were or will be due prior to the Effective Date. The Company has made adequate provision on its financial statements for all taxes payable by it for any period for which no tax return has yet been filed or for which tax returns have been filed but payment of the tax shown to be due thereon is not yet due. Furthermore, adequate reserves have been maintained to pay all such taxes as they are due.

         (b) Except as set forth on SCHEDULE 4.12(B), the Company's federal income tax returns have never been audited by, and the Company has received no notice of audit from, the Internal Revenue Service. Except as set forth on
SCHEDULE 4.12(B), no deficiencies for any taxes have been proposed, asserted or assessed against the Company by any Governmental Authority and the Company is not a party to any action or proceeding for the assessment or collection of taxes, has not received any claim for the assessment or collection of taxes, has not received a claim made by a taxing authority or Governmental Authority in a jurisdiction where it does not file tax returns that it is or may be subject to taxation by that jurisdiction, and has not agreed to extend the period for the assessment or collection of taxes. There are no tax liens as of the date hereof upon any of the assets or properties of the Company except for statutory liens for taxes not yet due or delinquent.

         (c) The Company has duly withheld and timely paid all withholding taxes required to date with respect to payments to employees and others and has duly collected and paid all applicable sales and use taxes. The Company has paid all workers' compensation and unemployment compensation premiums due to date. The Company has obtained properly completed sales tax exemption certificates for sales where tax is not charged.

         (d) Except as disclosed in SCHEDULE 4.12(D), the Company has not (i) been a party to or bound by (nor will it, prior to the Closing Date, become a party to or become bound by) any tax indemnity, tax sharing or tax allocation agreement (or administrative or accounting practice having substantially the same effect as such an agreement); (ii) filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income tax law) or agreed to have Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income tax law) apply to any disposition of any asset owned by it; (iii) agreed to make or is required to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than the affiliated group of which the Company is the common parent corporation; or (v) owned material assets that directly or indirectly secure debt the interest on which is tax-exempt under Section 103(a) of the Code.

         (e) For purposes of this Agreement, "tax" or "taxes" shall mean all taxes, fees, levies, duties, tariffs, premiums, assessments, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing (or similar) authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes or amounts and additions to tax imposed with respect thereto; and "tax returns" shall mean returns, reports, declarations, information statements and other documents with respect to taxes required to be filed with the IRS or any other taxing (or similar) authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

         SECTION 4.13 CONTRACTS. SCHEDULE 4.13 contains an accurate and complete list of all material plans, arrangements, leases, contracts and agreements (hereinafter referred to as "contracts") to which the Company is a party, by which its property is bound or affecting its Business, whether written or oral, express or implied or having any other legally binding basis, including:

         (i) any contract involving commitments to make expenditures, purchases or sales, any supplier contracts, rebate arrangements, and consignment or ledger balance inventory contracts involving $10,000 or more, except contracts terminable by the Company on not more than thirty days' notice without penalty or financial obligation;

         (ii) any contract or instrument relating to any direct or indirect indebtedness for borrowed money or securing the repayment thereof other than trade payables and other accrued liabilities in the ordinary course of business;

         (iii) any contract directly or indirectly benefiting any affiliate of the Company or the Shareholders;

         (iv) any collective bargaining, union, employment, or consulting contract;

         (v) any pension, stock option, bonus, incentive compensation, retirement, employee stock purchase, stock ownership, profit sharing, fringe benefit, severance pay, welfare, health, death benefit, disability, dental or any other employee benefit contract;

         (vi) any contract containing covenants limiting the freedom of the Company to compete in any line of business, with any person or entity, or in any territory;

         (vii) any contract relating to patents, trademarks, tradenames or other intellectual property;

         (viii) any contract with any sales agent, manufacturer, dealer, distributor or licensee of any products sold by the Company;

         (ix) any tax-sharing contract;

         (x) any indemnity or hold harmless contract;

         (xi) any contract relating to the lease or sale to or by others of any of real or personal property;

         (xii) any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

         (xiii) any other contract not in the ordinary course of business;

         (xiv) any contract with any customer of the Company; and

         (xv) any other contract which if breached by the Company could result in a material adverse effect on the Business.

True, complete and correct copies of all written contracts listed on SCHEDULE
4.13 hereto have been made available to Parent. All such contracts are valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms and are in full force and effect. Neither the Company nor, to the knowledge of the Company or Company Shareholders, any other party to any such contract is in material default of its obligations thereunder.

         SECTION 4.14 ASSETS. Except as set forth in SCHEDULE 4.14, the Company has good and marketable title to all of its assets including those assets shown on its balance sheet as of December 31, 2000 (other than such assets as were sold in the ordinary course of business since December 31, 2000), free and clear of all Encumbrances of any kind or description, including any conditional sale or other title retention agreements. The Company's assets constitute substantially all of the assets used or held for use by the Company in the conduct of its Business as conducted prior to the Closing and are in sufficiently good condition and repair to permit the operation of its Business after the Closing in the same manner in all material respects as it was operated prior to the Closing.

         SECTION 4.15 CUSTOMERS. The Customers List attached hereto as SCHEDULE
4.15 contains a listing of all customers of the Company which, for the 12 months ended December 31, 2000, accounted for $10,000 or more of the Company's revenue. Except as set forth in SCHEDULE 4.15, to the knowledge of the Company, no such customer has reduced, canceled or otherwise terminated its relationship with the Company, or made any written or oral threat to reduce, cancel or terminate its relationship with the Company for any reason, including the consummation of the transactions contemplated hereby.

         SECTION 4.16 INSURANCE. SCHEDULE 4.16 lists all insurance policies and contracts (including, without limitation, all life insurance, death benefit and similar policies) presently maintained or maintained within the past three (3) years, indicating the insurer, the types and amounts of coverage, the applicable deductible, the expiration date, any additional loss payees or additional insureds and the cash surrender value (if applicable). SCHEDULE 4.16 also lists any claims filed with respect to such policies within the past twenty-four months and all open claims. All such claims have been timely and properly submitted. The Company has previously made available true and complete copies of all such insurance policies to Parent. Except as set forth on SCHEDULE 4.16, the Company has not entered into any policy which provides for, and is not otherwise subject to, any retrospective premium adjustment with respect to any such policies. Neither the Company nor any Company Shareholders has any knowledge that any such insurance policy will not be renewed in the ordinary course of business. The Company and the Company Shareholders believe the insurance policies maintained by the Company, together with such self-insurance programs maintained by the Company, are reasonably adequate for the Company's Business and reasonably comparable to those maintained by entities engaged in the same business as the Company.

         SECTION 4.17 EMPLOYEES.

         (a) The Company has no employment contract or material consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by the Company.

         (b) The Company (i) has never been nor is it now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) has never been nor is it now party to any material labor dispute or claim of unfair labor practices. Neither the Company nor any Company Shareholder has any knowledge of any facts indicating that the consummation of the transactions provided for herein will have a material adverse effect on its labor relations, and neither the Company nor any Company Shareholder has any knowledge that any of its key personnel intends to leave its employ. The Company has not made any recent changes with respect to the management, supervisory, development or key personnel of the Company.

         (c) SCHEDULE 4.17(C) contains a list of all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, severance or separation plans or other similar employee benefits plans, practices, policies or arrangements sponsored by the Company for the benefit of any employee, former employee or retired employee (the "EMPLOYEE PLANS"), including without limitation all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as set forth in SCHEDULE 4.17(C), the Company does not now, nor has it ever, maintained, participated in, or contributed to, any Employee Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, Section 412 of the Code, and neither the Company nor an ERISA Affiliate (as defined herein) make or have made contributions to any multiemployer plan as defined in Section 3(37) of ERISA during the last six years. "ERISA Affiliate" as used in this Section 4.17(c) shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder. Except as set forth in SCHEDULE 4.17(C), the Company has delivered to Parent true and complete copies of all the Employee Plans, together with the most recent summary plan descriptions, if any, required under ERISA, and the three most recent annual reports (Forms 5500 and all schedules thereto), if any, required under ERISA. Except as set forth in SCHEDULE 4.17(C), to the knowledge of the Company and the Company Shareholders, each of the Employee Plans, and its operation and administration, has been and is in compliance with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. Except as set forth in SCHEDULE 4.17(C), any such Employee Plans that are employee pension benefit plans (as defined in Section 3(2) of ERISA) which are intended to qualify under Section 401(a) of the Code have received favorable determination letters that such plans satisfy the qualification requirements of the Tax Reform Act of 1986. In addition, to the knowledge of the Company and the Company Shareholders, except as set forth in SCHEDULE 4.17(C), no "prohibited transaction," within the meaning of Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Employee Plan. Except as set forth in SCHEDULE 4.17(C), the group health plans as defined in Section 4980B(g) of the Code that benefit employees of the Company are in material compliance with the continuation coverage requirements of Section 4980B of the Code. Except as set forth in SCHEDULE 4.17(C), there are no outstanding violations of Section 4980B of the Code with respect to any Employee Plan, covered employees or qualified beneficiaries. Except as set forth in SCHEDULE 4.17(C), no Employee Plan provides life insurance, medical or other medical benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by statute.

         (d) Except as set forth in SCHEDULE 4.17(D), all payments or contributions due from the Company with respect to any of the Employee Plans have been made or accrued on the Company's financial statements, as the case may be, and no further payments or contributions will be due or will have accrued thereunder as of the Closing Date.

         SECTION 4.18 LABOR MATTERS; EMPLOYEE CONTRACTS. (a) The Company is in compliance in all material respects with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice.

         (b) The Company is not a party to, or subject to any obligation, liability or commitment with respect to any employment, compensation, consulting, severance pay or similar agreement providing an annual cash compensation to the other party thereto in excess of $100,000 other than the agreements listed on SCHEDULE 4.18(b).

         (c) There are no claims or proceedings pending or, to the knowledge of the Company, threatened, between the Company and any of their respective employees.

         (d) To the knowledge of the Company or the Company Shareholders, no employee of the Company is in material violation of (i) any term of any employment contract, patent disclosure agreement or noncompetition agreement or
(ii) any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by the Company or to use trade secrets or proprietary information of others. To the knowledge of the Company or the Company Shareholders, the employment of any employee of the Company does not of itself subject the Company to any liability to any third party.

         (e) The Company is not a party to any (i) agreement with any executive officer or other key employee (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction in the nature of any of the transactions contemplated by this Agreement, or any other business combination transaction, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (f) A list of all corporate employees, officers, agents and consultants of the Company and their current compensation (including all bonus payments and other arrangements) and benefits or related agreements with the Company as of the date of this Agreement is set forth on SCHEDULE 4.18(F).

         SECTION 4.19 REAL PROPERTY.

         (a) The Company owns no real property. SCHEDULE 4.19(A) contains a complete listing of all real property leased, used or held for use in connection with the Company's Business. The Company has a valid leasehold interest, as set forth on such schedule, to all such real property free and clear of all Encumbrances.

         (b) All leases with respect to the leased real properties are in full force and effect. The Company has heretofore made available to Parent complete, true, and correct copies of all such leases, including any and all modifications or amendments thereof and any supplements thereto. All principal terms, conditions, and provisions of the leases to be performed have been duly and timely performed and complied with by the parties thereto and all insurance, tax, and other payments in respect of the leased property due or payable prior to the Closing Date have been or, as of the Closing Date, will have been paid. There is no default with respect to any principal term on the part of any party thereto and no event has occurred or failed to occur which with the giving of notice, the passage of time, or both, would constitute a default by any party thereto. To the knowledge of the Company and the Company Shareholders, the lessors under such leases have not waived, or extended the time for the performance of, any obligation of the Company under any lease. Except as set forth in SCHEDULE 4.19(B), there are no security deposits or prepaid rent (including last month's rent in advance) with respect to the leased real property.

         SECTION 4.20 BANKING RELATIONSHIPS. SCHEDULE 4.20 sets forth a true and complete list of each financial institution with which the Company has an account (giving the account number therefor) or safe deposit box and the names of the persons authorized at the date hereof to draw thereon or to have access thereto and all powers of attorney granted or executed on behalf of the Company.

         SECTION 4.21 INTELLECTUAL PROPERTY. SCHEDULE 4.21 sets forth a true and complete list of all domestic and foreign patent applications, patents, patents licenses, trademark applications, trademarks, service marks, trade names, copyrights applications, copyrights, trade secrets, know-how, technology, material software licenses and other intellectual property and proprietary rights used in or reasonably necessary to the conduct of the Business as presently conducted (collectively, "Intellectual Property"). To the knowledge of the Company and the Company Shareholders, (i) the Business of the Company as currently conducted does not infringe or violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, and (ii) there is no infringement of any Intellectual Property by any third party.

         SECTION 4.22 CERTAIN TRANSACTIONS AND AGREEMENTS. Except as set forth in SCHEDULE 4.22, no person who is an officer or director or shareholder of the Company or any member of any officer's or director's or shareholder's immediate family, is directly or indirectly interested in any material contract or informal arrangement with the Company, except for compensation for services as an officer, director or employee of the Company and except for the normal rights of a shareholder. Except as set forth in SCHEDULE 4.22, none of such officers or directors or shareholders or family members has any interest in any property, real or personal, tangible or intangible, including, without limitation, inventions, patents, copyrights, trademarks, trade names or trade secrets, used in the Business of the Company, except for the normal rights of a shareholder. Except as set forth on SCHEDULE 4.22 the Company has no debt, liability or other obligation to any of its officers, directors, shareholders, affiliates or employees and has made no loans or advances to any such persons except normal compensation payable.

         SECTION 4.23 ENVIRONMENTAL MATTERS.

         (a) Definitions:

                  (i) the terms DISPOSAL, RELEASE and THREATENED RELEASE (including all forms of these words) shall have the meanings assigned to them by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.9601 ET. SEQ. ("CERCLA") as of the Closing Date.

                  (ii) For the purposes of this Section 4.23, the term HAZARDOUS MATERIALS means any hazardous or toxic material or waste which is or becomes prior to the Closing Date regulated under or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under: (A) CERCLA; (B) the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. ss.11001 ET seq.; (C) the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801, ET SEQ.; (D) the Toxic Substances ControL Act, 15 U.S.C. ss. 2601 ET SEQ.; (E) regulations promulgated under any of the above statutes; or (F) any applicablE state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

         (b) Neither the Company nor the Company Shareholders have Disposed, Released or Threatened to Release Hazardous Materials that would have a material adverse effect on the Business or the financial condition of the Company on any premises currently or formerly occupied by the Company provided, however, that this Subsection 4.23(b) shall not apply to the use, generation, manufacture or storage of ordinary office supplies.

         (c) Neither the Company nor the Company Shareholders have caused any violation of federal, state or local laws, ordinances, regulations or orders relating to the environmental condition of any premises currently or formerly occupied by the Company that would have a material adverse effect on the Business or the financial condition of the Company.

         (d) Neither the Company nor the Company Shareholders have used, generated, manufactured or stored Hazardous Materials on any premises currently or formerly occupied by the Company that would have a material adverse effect on the Business or the financial condition of the Company provided, however, that this Subsection 4.23(d) shall not apply to the use, generation, manufacture or storage of ordinary office supplies.

         (e) Neither the Company nor the Company Shareholders have knowledge of any litigation, proceeding or administrative action brought or threatened in writing against the Company, or any settlement reached by the Company, alleging the presence, Disposal, Release or Threatened Release of Hazardous Materials on, from or under any premises currently or formerly occupied by the Company that would have a material adverse effect on the Business or the financial condition of the Company.

         (f) The representations and warranties set forth in this Section 4.23 are limited to the activities and omissions of the Company and the Company Shareholders and expressly exclude all actions or omissions by the owner or any other occupant of any premises currently or formerly occupied by the Company.

         SECTION 4.24 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as set forth in SCHEDULE 4.24, no shareholder, officer, director or affiliate of the Company possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Company. Ownership of securities of a corporation whose securities are registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), not in excess of one percent (1%) of any class of such securities shall not be deemed to be a financial interest for purposes of this
Section 4.24.

                                    ARTICLE V

                           INVESTMENT REPRESENTATIONS

         Each Company Shareholder severally represents and warrants to the Parent and Acquisition Sub as follows:

         SECTION 5.1 INFORMATION DELIVERED. Such Company Shareholder (a) has had access to the Parent SEC Reports referred to in Section 6.6 of this Agreement filed with the SEC and (b) has had the opportunity to ask questions of and receive answers from the Parent concerning the terms and conditions of this Agreement and to obtain from the Parent any additional information that the Parent possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information described in the Parent SEC Documents.

         SECTION 5.2 ACCREDITED INVESTORS. Such Company Shareholder (a) is an "accredited investor" as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "1933 ACT"), and has such knowledge and experience in financial and business matters that such Company Shareholder is capable of evaluating the merits and risks of an investment in the Fixed and Contingent Parent Shares and the Option Shares (collectively, the "Parent Securities"), (b) fully understands the nature, scope and duration of the limitations on transfer of the Parent Securities, and (c) can bear the economic risk of an investment in the Parent Securities to be received hereunder and can afford a complete loss of such investment.

         SECTION 5.3 INVESTMENT PURPOSES. Such Company Shareholder further represents, warrants, acknowledges and agrees that (a) he is acquiring the Parent Securities and shares issuable upon exercise of the Option under this Agreement for his own account, as principal, and not on behalf of other persons, and for investment and not with a view to the resale or distribution of all or any part of such securities, except in accordance with applicable securities laws, (b) he will not sell or otherwise transfer such Parent Securities or shares issuable upon exercise of the Option unless the Parent has received an opinion of counsel who is reasonably satisfactory to it, or other reasonably satisfactory assurances, that the transfer can be made without violating the registration provisions of the Securities Act and the rules and regulations thereunder, unless such sale or transfer is under an effective registration statement, and (c) any stock certificate representing Parent Securities and shares issuable upon exercise of the Option will bear the following or a substantially similar legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

         SECTION 5.4 NO DISPOSAL OF SHARES. Such Company Shareholder represents that there is no current plan or intention by such Company Shareholder to sell, exchange or otherwise dispose of any of the Parent Securities received by such Company Shareholder.

                                   ARTICLE VI

          REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB AND PARENT

         Parent and Acquisition Sub hereby jointly and severally represent and warrant to each of the Company and the Company Shareholders as follows, all of which representations and warranties, unless specifically stated otherwise, are true as of the date hereof, shall be true and correct at Closing, and shall survive the Closing as set forth in this Agreement:

         SECTION 6.1 ORGANIZATION AND STANDING. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Sub is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Texas. Each of Acquisition Sub and Parent has all requisite corporate power and authority and is in possession of all Authorizations necessary to own, lease and operate the properties and assets it now owns, operates and leases and to carry on its business and operations as currently and heretofore conducted. Each of Acquisition Sub and Parent is duly qualified or licensed to do business and is in good standing in all jurisdictions where the failure to be so qualified would have a material adverse effect.

         SECTION 6.2 AUTHORITY. Each of the Acquisition Sub and the Parent has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. All corporate proceedings on the part of Acquisition Sub and Parent which are necessary for it to execute, deliver and perform this Agreement and the Transaction Agreements and to consummate the transactions contemplated hereby and thereby have been duly authorized and taken. This Agreement has been, and the Transaction Agreements to which it is or will be a party will have been at Closing, duly authorized, executed and delivered by Acquisition Sub and Parent, as applicable. No approval of the holders of Parent Shares is necessary to approve the transactions contemplated in this Agreement and the Transaction Agreements. Assuming due authorization, execution and delivery by the Company and the Company Shareholders, this Agreement and the Transaction Agreements are, or when executed and delivered by the Parent or Acquisition Sub, as applicable, will constitute, valid and binding obligations of Parent and Acquisition Sub and shall be enforceable against Parent and Acquisition Sub in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

         SECTION 6.3 CAPITALIZATION. As of the date hereof, 100% of the membership interests of Acquisition Sub are owned by Parent. As of October 3, 2001, the authorized capital stock of Parent consists of 300,000,000 shares of common stock, par value $0.0001 per share, of which 51,661,759 shares are issued and outstanding.

         SECTION 6.4 CONSENTS AND APPROVALS; NO VIOLATION.

         (a) Neither the execution and delivery of this Agreement and the other documents and agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof, will (i) conflict with any provision of the Articles of Organization, Regulations, Certificate of Incorporation or Bylaws (or other similar organizational documents) of Acquisition Sub or Parent; (ii) violate any Law of any Governmental Authority which is applicable to Acquisition Sub or Parent, or by which any of their respective businesses, properties or assets may be bound or affected; or (iii) violate, breach, or conflict with, or constitute a default (or give rise to any right of termination, cancellation or acceleration of any obligation to pay or result in the imposition of any Encumbrance upon any of their respective properties) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, Encumbrance, contract, Permit, Order or other instrument or obligation to which Acquisition Sub or Parent is a party or by which any of the business, properties or assets of Acquisition Sub or Parent are bound or affected.

         (b) The execution and delivery of this Agreement by Parent and Acquisition Sub does not, and the performance of this Agreement by the Parent and Acquisition Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental, Authority except for applicable requirements, if any, of the Securities Act, the Exchange Act, and the rules and regulations thereunder, state securities laws ("Blue Sky Laws") and state takeover laws.

         SECTION 6.5 LITIGATION AND ARBITRATION. No claim, action, suit, proceeding, inquiry or investigation has been instituted or, to the knowledge of Parent or Acquisition Sub, threatened, which threatens to restrain or prohibit or to otherwise challenge the legality or validity of the transactions contemplated by this Agreement or the other documents or agreements contemplated herein.

         SECTION 6.6 SEC FILINGS.

         (a) Parent has filed all forms, reports, statements and other documents required to be filed by it with the SEC (such forms, reports, statements and other documents are hereinafter referred to as the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the Parent SEC Reports were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

         (c) Since June 30, 2001, except as set forth on SCHEDULE 6.6 or disclosed in the Parent SEC Reports, (i) Parent has operated its business in the usual and ordinary course consistent with past practice, has not sold or otherwise disposed of any assets (other than the sale of inventory or collection of receivables in the ordinary course of its business) with an aggregate value of $100,000 or more, and has not declared or paid any dividends or made any other distributions on its capital stock or repurchased or agreed to repurchase any of its capital stock; (ii) there has been no material adverse change in the business, results of operations, assets, liabilities, financial condition or prospects of Parent; (iii) Parent has not incurred any material damage, destruction or loss (whether or not covered by insurance) to its owned or leased property or assets; (iv) there have not been any amendments or changes in the

Certificate of Incorporation or Bylaws of Parent; (v) no Encumbrance has been created upon property of Parent; (vi) there has not been any change by Parent in its accounting methods, principles or practices; and (vii) there has not been any revaluation by Parent of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

         SECTION 6.7 BROKERS AND FEES. Except as set forth on SCHEDULE 6.7, neither Parent nor its subsidiaries has an obligation to pay any broker, finder, investment banker, financial advisor, attorney or similar fee in connection with this Agreement or the other documents or agreements contemplated hereby or the transactions contemplated hereby or thereby.

         SECTION 6.8 PARENT SHARES. The Fixed Parent Shares, the Contingent Parent Shares and any Parent Shares issued in connection with the Option, when issued by Parent to the Company Shareholders as part of the Stock Transfer Consideration or in connection with any exercise of the Option, shall be duly and validly issued and outstanding, fully paid and nonassessable shares of Parent. Such Parent Shares shall not have been issued in violation of any preemptive rights.

                                   ARTICLE VII

                    CONDUCT OF BUSINESS; FURTHER ASSURANCES;
                              AND CERTAIN COVENANTS

         SECTION 7.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Company and the Company Shareholders covenant and agree that, unless Parent shall otherwise agree in writing, (i) the Company shall conduct its Business only in the ordinary course of business and in a manner consistent with past practice; (ii) the Company shall use commercially reasonable efforts to keep in full force and effect adequate insurance coverage consistent with past practice and maintain and keep its properties and assets in good repair, working order and condition, consistent with past practice, normal wear and tear excepted; and (iii) the Company shall use commercially reasonable efforts to preserve substantially intact its business organization of the Company to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. Except as contemplated by this Agreement, the Company shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

         (i) amend or otherwise change its Articles of Incorporation or Code of Regulations;

         (ii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest in the Company;

         (iii) increase the compensation payable or to become payable to any director, officer, consultant or employee of the Company, except for increases in salaries or wages of employees or payments of bonuses which are consistent with past practice or which are required pursuant to written agreements entered into prior to the date hereof, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law or this Agreement and the Exhibits hereto;

         (iv) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations; or

         (v) (A) maintain its books of account other than in substantial accordance with its prior practices consistently applied, (B) maintain the equipment and other fixed assets used in the Business other than in good operating and usable condition, and in a state of good maintenance and repair, consistent with past practice, reasonable wear and tear excepted, or (C) purchase or enter into any agreement to purchase or lease (including any lease amendment, renewal or extension) any real property, computer software or hardware, or non-resale items or make or enter into any commitments to make any capital expenditures; PROVIDED, HOWEVER, Parent's consent will be required only to the extent such commitments, purchases or leases exceed $10,000 in the aggregate.

         SECTION 7.2 FURTHER ASSURANCES; COOPERATION. The parties shall from time to time after the Closing, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments or documents, and take such further actions as such other party may reasonably require, to carry out effectively the intent of this Agreement and the other documents and agreements contemplated herein.

         SECTION 7.3 CONSENTS; APPROVALS. The Company and the Company Shareholders shall use commercially reasonable efforts to obtain, and Parent and Acquisition Sub shall cooperate with Company in obtaining, all consents, waivers, approvals, authorizations or orders, and the Company and the Company Shareholders, Parent and Acquisition Sub shall make all filings required in connection with the authorization, execution and delivery of this Agreement by the Company and the Company Shareholders, Parent and Acquisition Sub and the consummation by them of the transactions contemplated hereby. Prior to the Closing or termination of this Agreement, Parent and Acquisition Sub agree that they shall not initiate discussions with any suppliers (other than suppliers to Parent or its subsidiaries), employees or customers (other than customers of Parent or its subsidiaries) of the Company regarding the transactions contemplated herein without obtaining the prior consent of the Company pursuant to a mutually agreed upon written plan.

         SECTION 7.4 NOTIFICATION OF CERTAIN MATTERS. The Company and the Company Shareholders shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, (ii) any failure of the Company and the Company Shareholders, Parent or Acquisition Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or (iii) the occurrence or nonoccurrence of any event which might result in a material adverse change in the Company's, Parent's or Acquisition Sub's financial condition, assets, business or future prospects; provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 7.5 PUBLIC ANNOUNCEMENTS. Parent, the Acquisition Sub and the Company shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the reasonable advice of outside legal counsel be required by applicable law, if it has used all reasonable efforts to consult with the other party and its counsel and allow such other party and its counsel to comment thereon.

         SECTION 7.6 ACCESS TO COMPANY INFORMATION. Upon reasonable notice, from and after the date hereof through the Closing Date, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Parent, and Parent and Acquisition Sub shall afford to the officers, employees, accountants, counsel and other representatives of the Company, reasonable access to all its properties, books, contracts, commitments and records and, during such period, each party shall furnish promptly to the others all information concerning its business, properties and personnel as that party may reasonably request, and shall make available to the others appropriate individuals (including attorneys, accountants and other professionals) for discussion of the such party's business, properties and personnel as the others may reasonably request.

         SECTION 7.7 EMPLOYMENT AND STOCK OPTION AGREEMENTS. At the Closing, the Company shall enter into (i) employment agreements with each of James Kahoe, Michael Kahoe and Tom Barno in forms mutually agreeable to the parties and (ii) a Stock Option Agreement with Tom Barno in a form mutually agreeable to the parties.

         SECTION 7.8 PARENT DIVIDENDS. Prior to the Closing, Parent shall not declare or pay any dividends or make any other distributions with regard to any shares of its capital stock.

         SECTION 7.9 CERTAIN EMPLOYEES. Prior to the Closing, the Company will use commercially reasonable efforts to inform Parent of any salaried employee who intends to terminate his or her employment with the Company.

         SECTION 7.10 NOMINATION AS DIRECTOR. Parent agrees that, prior to Closing, it shall cause its Board of Directors to be expanded by one member, and, at Closing, it shall appoint Michael Kahoe to such vacancy. Thereafter, Parent shall nominate Michael Kahoe for reelection at Parent's next annual meeting of shareholders.

         SECTION 7.11 NO SOLICITATION. Except as otherwise contemplated by this Agreement, from the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with the terms hereof, the Company agrees:

                  (a) that it shall not, and the Company shall direct and use commercially reasonable efforts to cause its respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

                  (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.11; and

                  (c) that, so long as it is not prohibited from doing so by the terms of a binding confidentiality obligation, it will notify Parent immediately of the identity of the potential acquiror and the terms of such person's or entity's proposal if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 7.11 shall prohibit the Board of Directors of the Company from furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited written proposal to acquire the Company pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, the Board of Directors of the Company determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders.

                  (d) Nothing in this Section 7.11 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article X during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form))), or (y) affect any other obligation of any party under this Agreement.

         SECTION 7.12 NO VOTE OR CONSENT ON ASSET PURCHASE.

                  (a) The Company and each Company Shareholder agree to take all action necessary in accordance with applicable Law and the Company's Articles of Incorporation and Code of Regulations to convene or cause to be convened a meeting of the shareholders of the Company to consider and vote upon, or to otherwise take action by shareholder consent to approve, this Agreement, the Asset Purchase and the other transactions contemplated hereby applicable to such party, as promptly as practicable. The Company, through its Board of Directors, agrees to recommend to its shareholders approval of this Agreement and the other transactions contemplated hereby.

                  (b) Each Company Shareholder agrees to vote, or cause to be voted, all of his Company Shares in favor of, or to otherwise take action by shareholder consent to approve, any proposal submitted by the Board of Directors of the Company for shareholder approval of this Agreement and the other transactions contemplated hereby.

                  (c) Each Company Shareholder agrees that he will not, prior to the Closing Date or the earlier termination of this Agreement pursuant to
Article X of this Agreement, without the prior written consent of Parent, except as otherwise contemplated by this Agreement, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of any of his Company Shares, (ii) grant any proxy with respect to any of his Company Shares or enter into any voting trust or similar agreement or arrangement in respect of the voting of any of his shares of such stock or (iii) vote any of his Company Shares to authorize any merger or consolidation of the Company, or sale of all or substantially all of the assets of the Company, or the dissolution, liquidation or winding-up of the affairs of the Company.

         SECTION 7.13 DEATH AND DISABILITY INSURANCE. So long as Michael Kahoe or James Kahoe is employed by the Company, the Parent, the Acquisition Sub or any other affiliate of the Parent, the Parent shall cause such employer to provide life insurance and disability insurance for Michael Kahoe or James Kahoe, as the case may be, on substantially the same terms and conditions as the Company currently provides to Michael Kahoe and James Kahoe.


                                  ARTICLE VIII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         SECTION 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company the Company Shareholders, Acquisition Sub and Parent contained herein or made pursuant hereto shall survive the Closing and any investigation at any time made by or on behalf of any party hereto until two years from the Closing Date. Notwithstanding the foregoing, if a claim with respect to a breach of a representation and warranty is made within the applicable period in accordance with the provisions hereinafter set forth, such claim and any related claim may continue to be asserted after such period. No party shall have liability under this Section 8.1 unless the notice specified in Section 8.4 is given prior to expiration of the period specified in this Section 8.1.

         SECTION 8.2 INDEMNIFICATION OF PARENT AND ACQUISITION SUB. The Company Shareholders shall indemnify, defend and hold harmless Parent, Acquisition Sub, the Company, and their respective officers, directors, agents, employees and controlling persons (the "IVG Indemnified Parties") from and against any Losses incurred by any such IVG Indemnified Parties (including any Losses incurred by the Company following the Closing) by reason of any breach of, or default in, any representation, warranty, covenant or agreement of the Company or Company Shareholder, contained in this Agreement, including the Schedules hereto, or in any document, certificate or instrument delivered in connection herewith. Notwithstanding anything else provided herein, any such IVG Indemnified Parties shall be entitled to indemnification only if, and to the extent, Losses incurred by such IVG Indemnified Parties for which the IVG Indemnified Parties are entitled to indemnification hereunder in the aggregate (including any Losses incurred by the Company) exceed Ten Thousand Dollars ($10,000). The liability of the Company Shareholders to indemnify the IVG Indemnified Parties shall be limited, in the aggregate for all claims for indemnification under this Agreement, to $3,583,000.

         SECTION 8.3 INDEMNIFICATION OF COMPANY SHAREHOLDERS. Parent agrees to indemnify, defend and hold harmless the Company Shareholders from any Losses incurred by reason of any breach of or default in any representation, warranty, covenant or agreement of Parent or Acquisition Sub contained in this Agreement, including the Schedules hereto, or in any document, certificate or instrument delivered in connection herewith. Notwithstanding anything else provided herein, the Company Shareholders shall be entitled to indemnification only if, and to the extent, Losses incurred by the Company Shareholders for which the Company Shareholders are entitled to indemnification hereunder in the aggregate exceed Ten Thousand Dollars ($10,000). The liability of the Parent to indemnify the Company Shareholders shall be limited, in the aggregate for all claims for indemnification under this Agreement, to $3,583,000.

         SECTION 8.4 ASSERTION OF CLAIMS.

         (a) The parties shall be free to bring all differences of interpretation and disputes arising in connection with this Agreement to the attention of the other at any time without prejudicing their harmonious relationship and operations hereunder, and the good offices and facilities of either party shall be available at all times for the prompt and effective adjustment of any and all such differences, either by mail, telephone or personal meeting under friendly and courteous circumstances.

         (b) If a party claims ("Claiming Party") that it is entitled to indemnification under this Article VIII, written notice of such claim specifying with particularity the factual basis of the claim to the extent known shall be given to the party from whom the Claiming Party seeks indemnification. The parties shall negotiate in good faith to determine the validity and the appropriate resolution of the dispute. If the parties cannot reach an agreement as to the appropriate disposition and value of the dispute, then such dispute shall be submitted to a mutually acceptable party for arbitration in accordance with the Commercial Rules of the American Arbitration Association in Cleveland, Ohio, and the decision of such arbitrator shall be final and binding upon the parties. The prevailing party in any action brought before an arbitrator or any court shall be entitled to recover all costs, including fees and expenses of counsel. This section shall not apply to Claims (as defined in Section 8.4(c)) covered by Section 8.4(c) hereof (except with respect to disputes between the parties relating to the application of such section).

         (c) If the event giving rise to a claim for indemnification hereunder is an act brought or threatened by a third party, then promptly after the receipt by the party entitled to indemnification (the "Indemnified Party") of notice or discovery of any liability, claim, damage or legal action or proceeding giving rise to indemnification rights under this Section, such Indemnified Party will give written notice of such claim, damage, legal action or proceeding (for purposes of this Section, a "CLAIM") to the Company Shareholders, if the Indemnified Party is an IVG Indemnified Party, or to the Parent, if the Indemnified Party is a Company Shareholder. Within seven days of delivery of such written notice, the Company Shareholders or Parent, respectively, may, with the written consent of the Indemnified Party, which shall not be unreasonably withheld, at the expense of the Company Shareholders or Parent, respectively, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement. If the Company Shareholders or Parent, respectively, makes the foregoing election, then the Company Shareholders or Parent, respectively, will take all necessary steps to contest any such Claim or to prosecute or defend such Claim to conclusion or settlement, and will notify the Indemnified Parties of the progress of any such Claim, will permit the Indemnified Parties, at their expense, to participate in such prosecution or defense (PROVIDED, HOWEVER, that if a conflict of interest exists which would make it inappropriate, in the reasonable opinion of the Indemnified Parties, for the same counsel to represent both the Indemnified Parties and the Company Shareholders or Parent, respectively, in the resolution of such Claim, then the Indemnified Parties may retain separate counsel, the fees and expenses of which shall not be borne by the Indemnified Parties but shall instead be borne by the Company Shareholders or Parent, respectively) and will provide the Indemnified Parties with reasonable access to all relevant information and documents relating to the Claim and the prosecution or defense thereof. If the Company Shareholders, or Parent, respectively, does not make such election, then the Indemnified Parties shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest any such Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement, will notify the Company Shareholders or Parent, respectively, of the progress of any such Claim, and will permit the Company Shareholders or Parent, respectively, at their expense, to participate in such prosecution or defense and will provide them with reasonable access to all relevant information and documents relating to the Claim and the prosecution or defense thereof. In either case, the party not in control of a Claim will fully cooperate, and will cause its counsel, if any, to fully cooperate, with the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either the Parent (if the Company Shareholders defend the Claim) or the Company Shareholders (if Parent defends the Claim), such consent not to be unreasonably withheld.

                                   ARTICLE IX

                            CONDITIONS TO THE CLOSING

         SECTION 9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver by the appropriate party at or prior to the Closing of the following conditions:

         (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby, shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered or enforced which makes the consummation of any of the transactions contemplated hereby illegal.

         (ii) The Company shall continue to have a revolving line of credit facility of at least $750,000 available to it, the terms of which may require Parent and Parent director guarantees and shall be reasonably acceptable to each party. If such line of credit facility permits borrowings of at least $1,000,000, there shall be at least $250,000 available to be immediately borrowed under such line of credit facility as of the Closing.

         SECTION 9.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB. The obligations of Parent and Acquisition Sub hereunder are subject to the fulfillment or satisfaction as of the Closing of each of the following conditions, which conditions may be waived by Parent:

         (i) The representations and warranties of the Company and the Company Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such Closing Date, except for those representations and warranties which address matters only as of a particular specified date (which shall have been true and correct as of such date). Parent and Acquisition Sub shall have received a certificate to such effect signed by the President of the Company;

         (ii) The Company and the Company Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company or such Company Shareholder on or prior to the Closing Date, and Parent and Acquisition Sub shall have received a certificate to such effect signed by the President of the Company;

         (iii) All consents required to be obtained by the Company and the Company Shareholders in connection with the execution, delivery and performance of this Agreement and the agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby and all consents (including without limitation, all consents required under any material contract) necessary to conduct the Business of the Company following the consummation of the transactions contemplated hereby shall have been obtained, and Parent and Acquisition Sub shall have received a certificate to such effect signed by the President of the Company. Without limiting the foregoing, Parent shall have received copies of all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Parent's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of the Company; and

         (iv) The Company and each Company Shareholder shall have executed and delivered the Transaction Agreements to which it will be party, and each additional agreement or document required under the provisions of this Agreement to be entered into by it as of the Closing.

         SECTION 9.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder are subject to the fulfillment of the following conditions, which conditions may be waived by the Company:

         (i) The representations and warranties of the Parent and Acquisition Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such Closing Date, except for those representations and warranties which address matters only as of a particular specified date (which shall have been true and correct as of such date). The Company shall have received a certificate to such effect signed by an executive officer of Parent; PROVIDED, HOWEVER, THAT the Parent shall update the representation and warranty set forth in Section 6.3 hereof as of the Closing Date;

         (ii) Parent and Acquisition Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by an executive officer of Parent; and

         (iii) Parent and Acquisition Sub shall have executed and delivered each of the Transaction Agreements to which it will be party, and each additional agreement or document required under the provisions of this Agreement to be entered into by it as of the Closing.

                                    ARTICLE X

                                   TERMINATION

         SECTION 10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, notwithstanding approval thereof by the Company's shareholders:

         (i) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

         (ii) by either Parent or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated hereby (provided that the right to terminate this Agreement under this Section shall not be available to any party who has not complied with its obligations hereunder and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

         (iii) by Parent or the Company, upon a material breach of this Agreement by the other party; or

         (iv) by any of the parties by written notice to the other parties hereto by 5:00 p.m., Central time, on or after December 31, 2001 if the Closing shall not have occurred by such date (unless the failure of the Closing to occur shall be due to any breach of this Agreement by the party seeking to terminate), unless such date shall be extended by the mutual written consent of the parties.

         SECTION 10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except nothing herein shall relieve any party from liability for any breach hereof.

         SECTION 10.3 FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated hereby are consummated.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1 PARTIES IN INTEREST; NO THIRD PARTY BENEFICiaries.

         (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of the Company, Company Shareholders, Acquisition Sub and Parent hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent may assign its rights and obligations hereunder to a designated wholly owned subsidiary at any time.

         (b) This Agreement is not intended, nor shall it be construed, to confer any rights or remedies under or by reason of this Agreement upon any Person except the parties hereto and their heirs, representatives, successors and permitted assigns.

         SECTION 11.2 EXHIBITS AND SCHEDULES. All exhibits and schedules attached hereto and referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         SECTION 11.3 ENTIRE AGREEMENT. This Agreement, including all Schedules referred to herein or therein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such transaction.

         SECTION 11.4 WAIVER OF COMPLIANCE. No amendment, modification, alteration, supplement or waiver of compliance with any obligation, covenant, agreement, provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing executed by all of the parties hereto, or, in the case of a waiver the party against whom enforcement of any waiver is sought. Any waiver or failure to insist upon strict compliance with such obligations, covenant, agreement, provision or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         SECTION 11.5 ENFORCEABILITY. If any term, provision, covenant or restriction of this Agreement or the application thereof to any person or circumstance should be held by an administrative agency or court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of this Agreement and the application of such term, provision, covenant, or restriction to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law. Further, it is the intent of the parties that if any term, provision, covenant, or restriction of the Agreement should be held to be invalid, void, or unenforceable as applied to any person or circumstance, then such term, provision, covenant, or restriction shall be modified to the extent necessary in order to render the same enforceable, consistent with the expressed objectives of the parties hereto for entering into this Agreement.

         SECTION 11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         SECTION 11.7 HEADINGS. The table of contents, article and section headings contained in this Agreement are for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Agreement.

         SECTION 11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflicts of law principles thereof.

         SECTION 11.9 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) at the time of delivery if personally delivered or telecopied (with confirmation of receipt), (ii) the next day, if delivered by nationally-recognized overnight express service, or (iii) in five (5) days, if sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

         (a)      If to Parent or Acquisition Sub to:

         IVG Corp.
         13135 Dairy Ashford
         Suite 525
         Sugar Land, TX 77478
         Telephone Number: (281) 295-8400
         Facsimile Number: (281) 295-8440
         Attn:  Elorian Landers

         With a copy to:

         Baker & McKenzie
         2001 Ross Avenue
         Suite 2300
         Dallas, Texas  75201
         Telephone Number: (214) 978-3070
         Facsimile Number: (214) 978-3099
         Attn: Lawrence B. Mandala


         (b)      if to the Company or Company Shareholders:

         Group Management Services, Inc.
         5811 Canal Road
         Suite 230
         Valley View, Ohio 44127
         Telephone Number: (216) 573-7102
         Facsimile Number: (216) 573-6917
         Attn: Messrs. James and E. Michael Kahoe


         with a copy to:

         Squire, Sanders & Dempsey L.L.P.
         4900 Key Tower, 127 Public Square
         Cleveland, Ohio 44114
         Telephone Number: (216) 479-8500
         Facsimile Number: (216) 479-8780
         Attn: Daniel G. Berick, Esq.


or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be, deemed given only upon receipt.

         SECTION 11.10 CONFIDENTIALITY; SOLICITATION OF EMPLOYEES. Each party to this Agreement will maintain in confidence, hold in trust for the other, and not use in any way except as expressly permitted, any information obtained from such other party in connection with this Agreement or the transactions contemplated hereby, and each party to this Agreement will cause its respective directors, officers, employees, agents, and advisers to do the same, unless: (a) such information is or becomes publicly available through no fault of the party disclosing or using such information; (b) the use of such information is necessary or appropriate in making any filing or obtaining any requisite regulatory approval; or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order to limit the disclosure. Information will be disclosed only on a need to know basis and will only be used to the extent required to accomplish the transactions contemplated herein. Information shall not be reproduced in any form except as required to accomplish the transactions contemplated herein. If any of the transactions contemplated herein are not consummated, each party will return or destroy such information of the other party (and all copies or extracts) as the other party may request in writing and the chief executive officers of the Company and Parent shall promptly execute and deliver certifications to the other party that, at their request and to their knowledge, all such information has been destroyed or returned to the other party. Each party hereby acknowledges and agrees that in the event of any breach of this Section by the other party, including, without limitation, the actual or threatened disclosure or unauthorized use of a disclosing party's information, in violation of this Section, the disclosing party will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that the other party shall be entitled to specific performance of the receiving party's obligations under this Section as well as such further relief as may be granted by a court of competent jurisdiction. If any of the transactions contemplated herein are not consummated, until the earlier of (x) December 31, 2001 or (y) the acquisition of the other party by a third party, each party further agrees that it shall not initiate or maintain contact (except for those contacts made in the ordinary course of business) with any director, officer or employee of the other party with respect to the employment of any such director, officer or employee by the first party; provided that, this provision shall not operate to prevent either party from hiring any person who responds to an advertisement or makes an unsolicited contact for employment. This Section 11.10 shall survive termination of this Agreement.

         SECTION 11.11 DISPUTE RESOLUTION; ARBITRATION. The Parties hereto shall be free to bring all differences of interpretation and disputes arising in connection with this Agreement to the attention of the other at any time without prejudicing their harmonious relationship and operations hereunder, and the good offices and facilities of either party shall be available at all times for the prompt and effective adjustment of any and all such differences, either by mail, telephone or personal meeting under friendly and courteous circumstances. To the extent any differences with respect to or arising out of the terms of this Agreement cannot be resolved between the parties in accordance with the procedures set forth in the previous sentence, any party may deliver a written notice of disagreement (a "Notice of Disagreement") to the other specifying with particularity the nature of the disagreement and the facts related thereto. Following delivery of a Notice of Disagreement, the parties shall attempt to resolve any differences which they may have with respect to any matter specified in the Notice of Disagreement. If the parties fail to reach a written agreement with respect to all such matters, then all such matters as specified in the Notice of Disagreement as to which such written agreement has not been reached (the "Disputed Matters") shall be submitted to and reviewed by an arbitrator (the "Arbitrator"), who shall be appointed in accordance with the Commercial Rules of the American Arbitration Association. The Arbitrator shall act promptly (in no event to exceed twenty days) to resolve all Disputed Matters and shall issue a written decision resolving the disputed matters applying such reasonable and equitable principles (consistent with this Agreement and applicable law) as he or she deems appropriate. The Arbitrator's decision with respect to all Disputed Matters shall be final and binding upon the parties. The arbitration shall be conducted in Cleveland, Ohio in accordance with the Commercial Rules of the American Arbitration Association, and the decision of such Arbitrator shall be final and binding upon the parties. The Arbitrator shall issue a written decision with respect to any disputes relating to any Notice of Disagreement submitted for arbitration. The decision of the Arbitrator shall be final and binding upon the parties and judgment in accordance with such decision may be entered in any court of competent jurisdiction. The fees and expenses of the Arbitrator incurred in resolving the Disputed Matters shall be borne equally by Parent and Acquisition Sub on the one hand and by the Company and the Company Shareholders on the other hand. Notwithstanding the foregoing, the prevailing party in any arbitration will be entitled to an award of attorneys' fees and costs, and all costs of arbitration will be paid by the non-prevailing party. Parent and/or Acquisition Sub shall be entitled to set off any amounts owing to them pursuant to the foregoing against any amounts owed by them under the Notes.

                                   ARTICLE XII

                               CERTAIN DEFINITIONS

         SECTION 12.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Acquisition Sub" shall mean GMS Acquisition LLC, a Texas limited liability company and a wholly-owned subsidiary of Parent.

"Closing" shall have the meaning set forth in Section 3.1 hereof.

"Closing Date" shall have the meaning set forth in Section 3.1 hereof.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"The Company" shall mean Group Management Services, Inc., an Ohio corporation.

"Encumbrance" shall mean any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease.

"Governmental Authority" shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or Political subdivision.

"Knowledge" means actual knowledge after reasonable investigation.

"Law" shall mean any law (including common law), rule, regulation, restriction (including building or zoning code), code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.

"Losses" shall mean and include all demands, claims, actions, causes of action, assessments, damages, losses, liabilities, judgments, settlements, fines, penalties, sanctions, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses as incurred, and all other reasonable costs of investigating and defending third party claims as incurred). With respect to Losses suffered by any IVG Indemnified Party, "Losses" shall not include (and shall be net of): (i) any insurance proceeds actually received by any of the IVG Indemnified Parties with respect to such Losses (or which would have been received had a claim been made under any insurance policy maintained for the benefit of such IVG Indemnified Party), and
(ii) any insurance proceeds which would have been received by any of the IVG Indemnified Parties with respect to such Losses under any insurance policy (other than self-insurance) maintained by the Company prior to Closing.

 "Order" shall mean any order, judgment, injunction, award, decree, writ, rule or similar action of any Governmental Authority.

"Parent" shall mean IVG Corp., a Delaware corporation.

"Permits" shall mean any franchise, license, certificate, approval, number, registration, permit, authorization, order or approval of, and any required registration with, any Governmental Authority.

"Person" shall mean any individual, partnership, firm, trust, association, corporation, joint venture, joint stock company, unincorporated organization, Governmental Authority or other entity.

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.


Company:                                   Parent:

GROUP MANAGEMENT SERVICES, INC.            IVG CORP.


By:  /S/ E. MICHAEL KAHOE                  By:  /S/ ELORIAN LANDERS
    ------------------------------              --------------------------------
Name:  E. MICHAEL KAHOE                    Name:  ELORIAN LANDERS
       ---------------------------                ------------------------------
Title:  PRESIDENT                          Title:  CEO
        --------------------------                 -----------------------------



Company Shareholders:                      Acquisition Sub:

E. MICHAEL KAHOE                           GMS ACQUISITION LLC


/S/ E. MICHAEL KAHOE                       By:  /S/ ELORIAN LANDERS
----------------------------------              --------------------------------
Number of Fixed Parent Shares              Name:  ELORIAN LANDERS
to be Issued at Closing: 5,100,000               -------------------------------
                                           Title:  CEO
                                                 -------------------------------



JAMES KAHOE


/S/ JAMES KAHOE
----------------------------------
Number of Fixed Parent Shares
to be Issued at Closing:  4,900,000

                                                                      APPENDIX A
                                                                      ----------

                                 PROMISSORY NOTE


$250,000                                                      October ___, 2001
                                                                Cleveland, Ohio

         FOR VALUE RECEIVED, the undersigned, IVG CORP., a Delaware corporation ("MAKER"), hereby unconditionally promises to pay to the order of GROUP MANAGEMENT SERVICES, INC., an Ohio corporation ("PAYEE"), ON DEMAND, the principal sum of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000), together with accrued interest on the unpaid principal balance from time to time outstanding at a rate per annum equal to eight percent (8%), calculated on the basis of the actual number of days elapsed, but computed as if each calendar year consisted of 365 days).

         Maker shall pay the principal and all unpaid accrued interest on this Promissory Note (this "NOTE") in a lump sum on demand; PROVIDED HOWEVER, that notwithstanding anything to the contrary in this Note, demand may not be made hereunder prior to November ___, 2001 unless: (a) Payee has a revolving line of credit facility of at least $1,000,000 available to it on the date of this Note and (b) there shall be at least $250,000 available to be immediately borrowed under such line of credit facility as of the date of this Note. All payments on this Note shall be due and payable in lawful money of the United States of America at 5811 Canal Road, Suite 230, Valley View, Ohio 44125 (or such other place as Payee may from time to time designate). All payments shall be applied first to accrued interest and thereafter to principal. Notwithstanding anything to the contrary herein, Maker shall have no obligation to make payment hereunder if this Note has been paid by any guarantor hereof.

         1. OPTIONAL PREPAYMENTS. Maker, at any time and from time to time, may prepay the unpaid principal amount of this Note in whole or in part without premium; provided, however, that any such optional prepayment shall be applied first to accrued but unpaid interest and then to the unpaid principal amount of this Note.

         2. EVENTS OF DEFAULT AND REMEDIES. The occurrence of any of the following shall constitute an event of default (individually or collectively, herein called an "EVENT OF DEFAULT") under this Note:

                  (a) Maker shall fail to pay any of the principal of or accrued interest on this Note upon demand and such failure shall not be remedied within five days after the occurrence thereof; or

                  (b) Maker shall (1) apply for or consent to the appointment of a receiver, trustee, or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or

                  (c) An order shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, or liquidator of Maker, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of 30 days.

         Upon or at any time after the occurrence of any Event of Default, Payee shall have and may exercise, at its election, from time to time any and all rights and remedies afforded by this Note, at law, in equity or otherwise, including, without limitation, (a) declaring the entire unpaid balance of this Note, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (b) reducing any claim to judgment; and (c) bringing suit or other proceedings before any appropriate court either for specific performance of any covenant or condition contained in this Note or in aid of the exercise of any right granted to Payee in this Note.

         3. CUMULATIVE RIGHTS. No failure on the part of Payee to exercise, and no delay by Payee in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and are in addition to any other rights and remedies provided by applicable law or otherwise.

         4. WAIVER. Maker, and each surety, endorser, guarantor and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in the collection or filing of suit hereon which may occur; agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all renewals, extensions, indulgences, releases or changes hereof or hereto, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         5. NO ORAL AGREEMENTS. THIS NOTE (ALONG WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         6. GOVERNING LAW. The terms of this Note shall be construed in accordance with the laws of the State of Ohio, as applied to contracts entered into by Ohio residents within the State of Ohio and to be performed entirely within the State of Ohio.

         7. SEVERABILITY. Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         8. ASSIGNMENT. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and permitted assigns. Maker may not assign either this Note or any of its rights, interests or obligations hereunder without the prior written approval of Payee, except in connection with the sale of all or substantially all of Maker's assets or to its successor in a merger, consolidation, share exchange or similar transaction. Any assignment by Payee shall be in compliance with the Securities Act and applicable state securities laws. Notwithstanding the foregoing, Maker hereby acknowledges and consents to Payee's assignment of this Note to E. Michael Kahoe and James Kahoe.

         9. AMENDMENTS. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by Payee, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10. NOTICE. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile and electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) in the case of delivery by hand, when delivered, (ii) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (iii) in the case of delivery by facsimile or electronic transmission, when sent and receipt has been confirmed, addressed as follows:

                  If to Maker:      IVG CORP.
                                    1135 Dairy Ashford, Suite 525
                                    Sugar Land, Texas 77478
                                    Attn: Chief Executive Officer
                                    Facsimile: (281) 295-8440

                  If to Payee:      GROUP MANAGEMENT SERVICES, INC.
                                    5811 Canal Road, Suite 230
                                    Valley View, Ohio 44125
                                    Attn:  E. Michael Kahoe
                                    Facsimile:  (216) 573-7320

         11. LIMITATION ON INTEREST. It is the intent of Payee and Maker in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. The holder of this Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. The term "applicable law" as used in this Note shall mean the laws of the State of Ohio or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         12. ATTORNEYS' FEES AND COSTS. In the event that this Note is placed in the hands of attorneys for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and expenses, incurred by the holder hereof on account of such collection.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the day and year first above written.

                                    IVG CORP.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                                                      APPENDIX B
                                                                      ----------

THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE AND/OR SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                 PROMISSORY NOTE

$1,963,000                                                    October ___, 2001
                                                                Cleveland, Ohio

         FOR VALUE RECEIVED, the undersigned, IVG CORP., a Delaware corporation ("Maker"), promises to pay to the order of GROUP MANAGEMENT SERVICES, INC., an Ohio corporation ("PAYEE" or the "COMPANY") the principal sum of ONE MILLION, NINE HUNDRED SIXTY-THREE THOUSAND DOLLARS ($1,963,000) (the "PRINCIPAL AMOUNT"), together with accrued interest on the unpaid principal balance from time to time outstanding at a rate per annum equal to eight percent (8%) (calculated on the basis of the actual number of days elapsed, but computed as if each calendar year consisted of 365 days).

         Maker shall pay the principal and all unpaid accrued interest on this Promissory Note (this "NOTE") as set forth herein. All payments on this Note shall be due and payable in lawful money of the United States of America at 5811 Canal Road, Suite 230, Valley View, Ohio 44125 (or such other place as Payee may from time to time designate). All payments shall be applied first to accrued interest and thereafter to principal. Notwithstanding anything to the contrary herein, Maker shall have no obligation to make payment hereunder if this Note has been paid by any guarantor hereof.

         1. PAYMENTS.

                  (a) PAYMENTS. Payments of principal on this Note shall be due in the amounts and on the dates set forth below (each, a "PAYMENT DATE"):

                  ------------------------------ -----------------------------
                  PAYMENT DATE                      PRINCIPAL PAYMENT DUE
                  ------------------------------ -----------------------------
                  April ____, 2002                         $125,000
                  July ____, 2002                          $500,000
                  October ___, 2002                        $125,000
                  January ____, 2003                       $500,000
                  April ____, 2003                         $118,833
                  July ____, 2003                          $118,833
                  October ____, 2003                       $118,833
                  January ___, 2004                        $118,833
                  April ___, 2004                          $118,834
                  October ____, 2004                       $118,834

                  (b) INTEREST. The unpaid principal balance from time to time outstanding hereunder shall bear interest from the date hereof until paid at a rate per annum equal to eight percent (8%). Accrued and unpaid interest through each Payment Date shall be payable with the principal payment due on such Payment Date. Notwithstanding anything to the contrary herein, all past due principal of and accrued interest on this Note shall bear interest from maturity until paid in full at a rate per annum equal to twenty percent (20%).

         3. EVENTS OF DEFAULT AND REMEDIES. The occurrence of any of the following shall constitute an event of default (individually or collectively, herein called an "EVENT OF DEFAULT") under this Note:

                  (a) Maker shall fail to pay any of the principal of or accrued interest on this Note when due and such failure shall not be remedied within five days after the occurrence thereof; or

                  (b) Maker shall (1) apply for or consent to the appointment of a receiver, trustee, or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors,
(4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or

                  (c) An order shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, or liquidator of Maker, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of 30 days.

Upon or at any time after the occurrence of any Event of Default, the holder of this Note shall have and may exercise, at its election, from time to time any and all rights and remedies afforded by this Note, at law, in equity or otherwise, including, without limitation, (a) exercising its rights under
Section 4 hereof, if applicable; (b) reducing any claim to judgment; and (c) bringing suit or other proceedings before any appropriate court either for specific performance of any covenant or condition contained in this Note or in aid of the exercise of any right granted herein to the holder of this Note.

         3. OPTIONAL PREPAYMENTS. Maker, at any time prior to conversion of this Note, and from time to time, may prepay the unpaid principal amount of this Note in whole or in part without premium; provided, however, that any such optional prepayment shall be applied first to accrued but unpaid interest and then to the unpaid principal amount of this Note.

         4. CONVERSION.

                  (a) CONVERSION OPTION. This Note is made in conjunction with that certain Asset and Stock Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith among Maker, GMS Acquisition LLC, Payee and E. Michael Kahoe and James Kahoe (collectively, the "Kahoes"). Maker and Payee acknowledge that this Note will be assigned by Payee to the Kahoes in connection with the transactions contemplated by the Purchase Agreement. If, following the closing of such transactions, the Maker fails to make two consecutive principal payments when due under this Note, and does not remedy such failure (by making the missing payments and paying any interest due thereon) within 30 days after the due date of the second payment, then the Kahoes may, at their option, elect to exchange this Note (an "OPTIONAL CONVERSION"), in lieu of and in satisfaction of the unpaid principal and accrued but unpaid interest on this Note, into a number of fully paid and nonassessable shares of Common Stock of the Company which, when added to the shares of Common Stock owned by the Kahoes immediately following the closing of the transactions contemplated by the Purchase Agreement, would equal 51% of the total outstanding Common Stock of the Company. Upon any Optional Conversion, the outstanding principal amount and accrued but unpaid interest due under this Note shall be reduced to zero and this Note shall be deemed paid in full.

                  (b) CONVERSION PROCEDURES. If the Kahoes desire to convert this Note into Common Stock, they shall surrender this Note to the Maker at its principal executive offices, accompanied by proper instruments of transfer to the Maker or in blank, accompanied by irrevocable written notice that the Kahoes elect so to convert this Note and the name or names (with address) in which a certificate or certificates for Common Stock are to be issued. The Maker shall, as soon as practicable after such written notice and compliance with any other conditions herein contained, transfer to the Kahoes the number of full shares of Common Stock to which the Kahoes shall be entitled, together with such instruments of transfer as the Kahoes deem reasonably necessary or appropriate. Such conversion shall be deemed to have been made as of the date of such surrender of this Note and transfer of such shares of Common Stock, and the person or persons entitled to receive Common Stock or other securities deliverable upon conversion shall be treated for all purposes as the record holder or holders thereof on such date.

                  (c) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any reclassification of Common Stock, any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Kahoes shall have the right thereafter, during the period this Note shall be convertible hereunder, to convert this Note only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Company into which this Note might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange assuming such holder of Common Stock of the Company (i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company, to which such sale or transfer was made or a party to such share exchange, as the case may be ("CONSTITUENT PERSON"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                  (d) RESERVATION OF SHARES; TRANSFER TAXES; ETC. The Maker shall, at all times, reserve, hold and keep available for transfer, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock (including such number as shall be necessary as a result of the effects of paragraph 4(c) above) free of preemptive rights as shall from time to time be sufficient to effect the conversion of this Note. The Maker shall pay any and all transfer or other taxes that may be payable in respect of any transfer of shares of Common Stock or other securities upon conversion of this Note by the Kahoes. The obligations of Maker under this Section 4 shall be secured by Maker's shares of Company Common Stock, possession of which shall remain with the Kahoes while the Note is outstanding.

         5. REDUCTION OF PRINCIPAL AMOUNT. This Note represents a portion of the purchase price paid under the Purchase Agreement, the amount of which was determined by estimating the Payee's EBITDA for the 2002 calendar year at $1.5 million. Notwithstanding anything to the contrary in this Note, in the event Payee's EBITDA for the 2002 calendar year is less than $1.5 million, the Principal Amount of this Note shall be reduced by an amount equal to the product of (i) 3.6, multiplied by (ii) the difference between $1.5 million and Payee's EBITDA for the 2002 calendar year. For example, if Payee's 2002 EBITDA equals $1.4 million, then the Principal Amount of the Note would be reduced by $360,000. Any reduction in the Principal Amount shall be applied to payments due after the determination of Payee's 2002 EBITDA, beginning with the last payment to be due hereunder and working backwards as necessary. Under no circumstances shall any such reduction require Payee to repay any payments made hereunder prior to such reduction.

         6. DEFINED TERMS. As used in this Note, the following terms have the respective meanings set forth below:

         (a) "COMMON STOCK" shall mean the common stock of the Company and any capital stock into which such common stock shall have been changed and any other stock resulting from any reclassification of such stock which is not preferred as to dividends or assets over any other class of stock which shall be in effect from time to time.

         (b) "EBITDA" shall mean for any period of determination an amount equal to the sum of (i) Net Income for such period, plus (ii) without duplication and to the extent the same were deducted in calculating the Net Income for such period, (A) amortization and depreciation for such period, (B) interest expense for such period, (C) provision for income taxes for such period, and (D) all other non-cash charges, non-cash losses and extraordinary losses for such period, minus (iii) without duplication and to the extent the same were deducted in calculating the Net Income for such period, all non-cash gains and extraordinary gains for such period, in each case determined in good faith by the outside accounting firm then representing IVG Corp.

         (c) "NET INCOME" shall mean, for any period, the net income (or loss), after deducting all operating expenses, provisions for taxes and reserves (including reserves for deferred income tax) and all other proper deductions, of the Payee and its subsidiaries for such period (taken as a single accounting period), excluding any income or loss of any person that, after the date hereof, becomes a subsidiary of the Payee or is merged into or consolidated with the Payee or with respect to which all or substantially all of such person's assets are acquired by the Payee.

         7. CUMULATIVE RIGHTS. No failure on the part of Payee to exercise, and no delay by Payee in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and are in addition to any other rights and remedies provided by applicable law or otherwise.

         8. WAIVER. Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur; agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all renewals, extensions, indulgences, releases, or changes hereof or hereto, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         9. NO ORAL AGREEMENTS. THIS NOTE (ALONG WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         10. GOVERNING LAW. The terms of this Note shall be construed in accordance with the laws of the State of Ohio, as applied to contracts entered into by Ohio residents within the State of Ohio and to be performed entirely within the State of Ohio.

         11. SEVERABILITY. Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         12. ASSIGNMENT. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and permitted assigns. Maker may not assign either this Note or any of its rights, interests or obligations hereunder without the prior written approval of Payee, except in connection with the sale of all or substantially all of Maker's assets or to its successor in a merger, consolidation, share exchange or similar transaction. Any assignment by Payee shall be in compliance with the Securities Act and applicable state securities laws. Notwithstanding the foregoing, Maker hereby acknowledges and consents to Payee's assignment of this Note to E. Michael Kahoe and James Kahoe.

         13. AMENDMENTS. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by Payee, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         14. NOTICE. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile and electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) in the case of delivery by hand, when delivered, (ii) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (iii) in the case of delivery by facsimile or electronic transmission, when sent and receipt has been confirmed, addressed as follows:

                  If to Maker:      IVG CORP.
                                    13135 Dairy Ashford, Suite 525
                                    Sugar Land, Texas 77478
                                    Attn: Chief Executive Officer
                                    Facsimile: (281) 295-8440

                  If to Payee:      GROUP MANAGEMENT SERVICES, INC.
                                    5811 Canal Road, Suite 230
                                    Valley View, Ohio 44125
                                    Attn:  E. Michael Kahoe
                                    Facsimile:  (216) 573-7320

         15. LIMITATION ON INTEREST. It is the intent of Payee and Maker in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. The holder of this Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. The term "applicable law" as used in this Note shall mean the laws of the State of Ohio or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         16. ATTORNEYS' FEES AND COSTS. In the event that this Note is placed in the hands of attorneys for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and expenses, incurred by the holder hereof on account of such collection.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the day and year first above written.

                                          IVG CORP.


                                          By:     ______________________________
                                          Name:   ______________________________
                                          Title:  ______________________________

                                                                      APPENDIX C
                                                                      ----------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                 PROMISSORY NOTE

$2,039,023.26                                                October ____, 2001
                                                                Cleveland, Ohio

         FOR VALUE RECEIVED, the undersigned, IVG CORP., a Delaware corporation ("MAKER"), promises to pay to the order of GROUP MANAGEMENT SERVICES, INC., an Ohio corporation ("PAYEE"), the sum of Two Million, Thirty Nine Thousand, Twenty Three Dollars and Twenty Six Cents ($2,039,023.26), together with interest on the unpaid principal balance from time to time outstanding at a rate per annum equal to eight percent (8%) (calculated on the basis of the actual number of days elapsed, but computed as if each calendar year consisted of 365 days).

         Maker shall pay the principal and all unpaid accrued interest on this Promissory Note (this "NOTE") in a lump sum on November 1, 2006. All payments on this Note shall be due and payable in lawful money of the United States of America at 5811 Canal Road, Suite 230, Valley View, Ohio 44125 (or such other place as Payee may from time to time designate). All payments shall be applied first to accrued interest and thereafter to principal. Notwithstanding anything to the contrary herein, Maker shall have no obligation to make payment hereunder if this Note has been paid by any guarantor hereof.

         1. OPTIONAL PREPAYMENTS. Maker, at any time and from time to time, may prepay the unpaid principal amount of this Note in whole or in part without premium; provided, however, that any such optional prepayment shall be applied first to accrued but unpaid interest and then to the unpaid principal amount of this Note.

         2. EVENTS OF DEFAULT AND REMEDIES. The occurrence of any of the following shall constitute an event of default (individually or collectively, herein called an "EVENT OF DEFAULT") under this Note:

                  (a) Maker shall fail to pay any of the principal of or accrued interest on this Note (whether due at stated maturity, on demand, upon acceleration or otherwise) and such failure shall not be remedied within ten days after the occurrence thereof; or

                  (b) Maker shall (1) apply for or consent to the appointment of a receiver, trustee, or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or

                  (c) An order shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, or liquidator of Maker, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of 30 days.

         Upon or at any time after the occurrence of any Event of Default, Payee shall have and may exercise, at its election, from time to time any and all rights and remedies afforded by this Note, at law, in equity or otherwise, including, without limitation, (a) declaring the entire unpaid balance of this Note, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (b) reducing any claim to judgment; and (c) bringing suit or other proceedings before any appropriate court either for specific performance of any covenant or condition contained in this Note or in aid of the exercise of any right granted to Payee in this Note.

         3. CUMULATIVE RIGHTS. No failure on the part of Payee to exercise, and no delay by Payee in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and are in addition to any other rights and remedies provided by applicable law or otherwise.

         4. WAIVER. Maker, and each surety, endorser, guarantor and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in the collection or filing of suit hereon which may occur; agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all renewals, extensions, indulgences, releases or changes hereof or hereto, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         5. NO ORAL AGREEMENTS. THIS NOTE (ALONG WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         6. GOVERNING LAW. The terms of this Note shall be construed in accordance with the laws of the State of Ohio, as applied to contracts entered into by Ohio residents within the State of Ohio and to be performed entirely within the State of Ohio.

         7. SEVERABILITY. Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         8. ASSIGNMENT. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and permitted assigns. Maker may not assign either this Note or any of its rights, interests or obligations hereunder without the prior written approval of Payee, except in connection with the sale of all or substantially all of Maker's assets or to its successor in a merger, consolidation, share exchange or similar transaction. Any assignment by Payee shall be in compliance with the Securities Act and applicable state securities laws. Notwithstanding the foregoing, Maker hereby acknowledges and consents to Payee's assignment of this Note to E. Michael Kahoe and James Kahoe.

         9. AMENDMENTS. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by Payee, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10. NOTICE. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile and electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) in the case of delivery by hand, when delivered, (ii) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (iii) in the case of delivery by facsimile or electronic transmission, when sent and receipt has been confirmed, addressed as follows:

                  If to Maker:      IVG CORP.
                                    13135 Dairy Ashford, Suite 525
                                    Sugar Land, Texas 77478
                                    Attn: Chief Executive Officer
                                    Facsimile: (281) 295-8440

                  If to Payee:      GROUP MANAGEMENT SERVICES, INC.
                                    5811 Canal Road, Suite 230
                                    Valley View, Ohio 44125
                                    Attn:  E. Michael Kahoe
                                    Facsimile:  (216) 573-7320

         11. LIMITATION ON INTEREST. It is the intent of Payee and Maker in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. The holder of this Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. The term "applicable law" as used in this Note shall mean the laws of the State of Ohio or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         12. ATTORNEYS' FEES AND COSTS. In the event that this Note is placed in the hands of attorneys for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and expenses, incurred by the holder hereof on account of such collection.


         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the day and year first above written.

                                         IVG CORP.



                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------